Exhibit 1.1




                    ML ASSET BACKED CORPORATION, DEPOSITOR

                           Asset Backed Securities,
                             (Issuable in Series)

                        FORM OF UNDERWRITING AGREEMENT
                       ------------------------------



                                                      _________________, 199_



MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
World Financial Center
North Tower
New York, New York 10281

Ladies and Gentlemen:

     ML Asset Backed Corporation (the "Company"), a Delaware corporation, with its principal place of business in New York, New York, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc., a Delaware corporation, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Company has authorized the issuance and sale of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") in the classes, and in the respective original principal amounts as follows: (____________). (The Notes will be issued pursuant to an Indenture, dated as of _____________, 199_ (the "Indenture") between the Trust and _____________, as Indenture Trustee.) (The Certificates will be issued pursuant to a Trust Agreement dated as of _______________, 199_ (the "Trust Agreement") between the Company, as Depositor and __________________, as Owner Trustee.) The Securities will represent undivided beneficial ownership interests in a trust (the "Trust") the assets of which shall consist of (DESCRIBE TRUST ASSETS). The Securities are described in the Prospectus Supplement (as hereinafter defined). The Securities of each Series will evidence undivided interests in a trust fund (the "Trust Fund")
consisting primarily of (               ) (the "Assets").

     Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or the Trust Agreement.

     The Company has determined to make an offering of the Securities and entered into a Terms Agreement, dated as of __________________, 199_ (the "Terms Agreement") providing for the sale of the Securities to, and the purchase and offering thereof by, you (the "Underwriter"). The Terms Agreement specifies, among other things, the principal amount or amounts of Securities to be issued, the price or prices at which the Securities are to be purchased by the Underwriter from the Company and the initial public offering price or prices or the method by which the price or prices at which such Securities are to be sold will be determined. The Terms Agreement shall be substantially in the form of Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriter.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-____) relating to its asset backed securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required through the date hereof and prior to the effective date thereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such registration statement, as amended at the time when it becomes effective under the 1933 Act is referred to herein as the "Registration Statement". The base prospectus relating to the sale of the asset backed securities by the Company is referred to herein as the "Basic Prospectus," and the supplement to the Prospectus relating to the Securities and contemplated by Section 3(a) hereof is referred to herein as a "Prospectus Supplement". The Basic Prospectus and the Prospectus Supplement are collectively referred to as the "Prospectus".

          SECTION  1.    Representations and  Warranties.    (a)  The Company
                         -------------------------------
represents and warrants to you as of the date hereof, as of the date of the Terms Agreement (the "Representation Date"), as follows:

          (1)    The Registration  Statement,  at the  time  the Registration
     Statement became effective did, and the Registration Statement, Prospectus and Prospectus Supplement as of the Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented as of the Representation Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

          (2) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Securities and the Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York.

          (3) The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

          (4) The execution and delivery by the Company of this Agreement, the Terms Agreement and the Trust Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and with respect to the Securities, neither the issuance and sale of the Securities to the Underwriter, nor the execution and delivery by the Company of this Agreement and the Trust Agreement, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the restated certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (5) This Agreement has been, and the Terms Agreement when executed and delivered as contemplated hereby and thereby, will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally, (b) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (6) The Trust Agreement when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by the Company, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (7) As of the Closing Time (as defined in Section 2 below), the Securities will have been duly and validly authorized by the Company, and, when executed and authenticated as specified in the Indenture and the Trust Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Indenture and the Trust Agreement.

          (8) There are no actions, proceedings or investigations now pending against the Company or, to the knowledge of the Company, threatened against the Company, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Indenture, the Trust Agreement or the Securities, (ii) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by this Agreement, the Indenture or the Trust Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or the Securities or (iv) seeking to adversely affect the federal income tax attributes of the Securities described in the Prospectus and the Prospectus Supplement.

          (9) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of this Agreement, the Indenture, the Trust Agreement or the Securities shall have been paid at or prior to the Closing Time.

          (10) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the Trust Agreement or the Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (11) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

          (12) As of the Closing Time, each of the Assets will have the characteristics described in the Prospectus Supplement.

          (13) Neither the Company nor the Trust Fund will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (14) At the Closing Time, the Securities, the Indenture, the Trust Agreement and the Terms Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (15) At the Closing Time, the Securities shall have received the certificate ratings specified in the Terms Agreement.

     Any certificate signed by an officer of the Company and delivered to you or counsel for the Underwriter in connection with an offering of Securities shall be deemed, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this
Section 1 are made.

          SECTION 2.  Purchase and Sale.  The commitment of the Underwriter
                      -----------------
to purchase Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriter shall be made at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, or at such other place as shall be agreed upon by you and the Company, at such time or date as shall be agreed upon by you and the Company in the Terms Agreement (the "Closing Time"). Payment shall be made to the Company in immediately available Federal funds wired to such bank as may be designated by the Company. Such Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. Such Securities, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the Closing Time.

          SECTION 3.  Covenants of the Company.  The Company covenants with
                      ------------------------
you as follows with respect to the Securities:

          (a) Contemporaneously with the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Securities covered thereby, the price or prices at which the Securities are to be purchased by the Underwriter, the initial public offering price or prices or the method by which the price or prices by which the Securities are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriter as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities by you, any event shall occur or condition exists as a result of which it is neces-sary, in the opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriter as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Company will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than quarterly and annual reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"),
     (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement,
     (iv) of any request by the Commission for any amendment to the Registration Statement of any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Securities. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

          SECTION 4.  Conditions of Underwriter's Obligations.  The
                      ---------------------------------------
obligations of the Underwriter to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made pursuant hereto, to the performance by the Company of all of its obligations hereunder and to the following further conditions:

          (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Securities shall have received the rating or ratings specified in the Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b)  At the Closing Time, you shall have received:

               (1) The favorable opinion, dated as of the Closing Time, of Brown & Wood LLP, special counsel to the Company, in form and substance satisfactory to you, to the effect that:

                    (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                   (ii) The Company has the corporate power and corporate authority to carry on its business as described in the Prospectus and to own and operate its properties in connection therewith.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Company.

                   (iv) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (v)   The execution and  delivery by the Company  of this
               Agreement and Trust Agreement and the signing of the Registration Statement by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issue and sale of the Securities, nor the consum-mation of the transactions contemplated in this Agreement nor the fulfillment of the terms of this Agreement will result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any New York or federal law, administrative regulation or administrative or court decree applicable to the Company.

                   (vi) The Securities have been duly authorized by the Company and, when executed and countersigned as specified in the Indenture and/or the Trust Agreement and delivered and paid for pursuant to this Agreement and the Sale Agreement, will be duly issued and entitled to the benefits of the Indenture and/or the Trust Agreement.

                  (vii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any New York or federal court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Regulations, state securities or Blue Sky laws.

                 (viii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                   (ix) Neither the Indenture nor the Trust Agreement are required to be qualified under the Trust Indenture Act of 1939, as amended.

                    (x) To the best of such counsel's knowledge, there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed.

                   (xi) The statements in the Prospectus under the heading "Certain Federal Income Tax Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                  (xii) The Trust Fund is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                 (xiii) The statements in the Prospectus under the captions "Description of the Notes" and "Description of the Certificates," insofar as such statements purport to summarize certain provisions of the Securities, the Indenture and the Trust Agreement, constitute a fair summary of such provisions in all material respects.

                  (xiv) The Registration Statement, as of the date it became effective, and the Prospectus, as of the date thereof (other than, in each case, the financial statements and other financial, statistical and numerical information included therein, as to which no opinion is rendered), complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

     Such counsel shall deliver to you such additional opinions addressing the transfer by the Company to the Trustee of its right, title and interest in and to the Assets and other property included in the Trust Fund on the Closing Time as may be required by each Rating Agency rating the Securities.

     Such counsel shall state that it has participated in conferences with officers and other representatives of the Company, your counsel, representatives of the independent accountants for the Company and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xi) and (xiii) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company), nothing has come to their attention that leads such counsel to believe that either the Registration Statement, at the time it became effective, or the Prospectus at the time the Prospectus was delivered to you contained or at the Closing Time, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial and statistical data included in or incorporated by reference into or omitted from the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of New York, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriter and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriter and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

               (2) The favorable opinion of counsel to the Indenture Trustee, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                    (i)  The  Indenture  Trustee   is  a  New  York   banking
               corporation with trust powers, duly organized and validly existing in good standing under the laws of New York, and has all requisite power and authority to enter into the Agreement and perform the obligations of Indenture Trustee.

                   (ii) The Indenture has been duly authorized, executed, and delivered by the Indenture Trustee and constitutes the legal, valid, and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

     In rendering such opinion, such counsel may rely, as to matters of fact,
to  the  extent  deemed  proper   and  stated  therein,  on  certificates  of
responsible officers of the Indenture Trustee or public officials.

               (3) The favorable opinion of counsel to the Owner Trustee, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                    (i) The Owner Trustee is a Delaware corporation with trust powers, duly organized and validly existing in good standing under the laws of Delaware, and has all requisite power and authority to enter into the Agreement and perform the obligations of Owner Trustee.

                   (ii) The Trust Agreement has been duly authorized, executed, and delivered by the Owner Trustee and constitutes the legal, valid, and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

     In rendering such opinion, such counsel may rely, as to matters of fact,
to  the  extent  deemed  proper   and  stated  therein,  on  certificates  of
responsible officers of the Owner Trustee or public officials.

          (c) At the Closing Time you shall have received a certificate of an Assistant Vice President (or more senior officer) of the Company, dated as of such Closing Time, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

          (d) You shall have received from independent certified public accountants acceptable to you, a letter, dated as of the date of the Terms Agreement, in the form heretofore agreed to.

          (e) At the Closing Time, the Securities shall have received the certificate rating or ratings specified in the Terms Agreement.

          (f) At the Closing Time, counsel for the Underwriter shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriter.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

          SECTION 5.  Payment of Expenses.  The Company will pay all expenses
                      -------------------
incident to the performance of its obligations under this Agreement and the Terms Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of this Agreement, the Terms Agreement, the Memorandum and any selling agreements and Underwriter's questionnaires and powers of attorney, (iii) the preparation, issuance and delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities and Blue Sky laws and the determination of the eligibility of the Securities for investment in accordance with the provisions of Section 3(f), including filing fees, and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, hereinabove stated, of copies of the Registration Statement, and Prospectus and all amendments and Supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, (viii) the fees charged by investment rating agencies for rating the Securities, (ix) the fee and expenses, if any, incurred in connection with the listing of the Securities on any national securities exchange, and (x) the fees and expenses of the Trustee and its counsel. The cost of the accountant's comfort letter referred to in Section 3(g) will not be an expense of the Company.

     If a Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

          SECTION 6.  Indemnification.
                      ---------------

          (a)  The   Company  agrees  to  indemnify  and  hold  harmless  the
Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto);

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above.

This indemnity agreement will be in addition to any liability which the Company may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter entitled to indemnity hereby or who controls the Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 7.  Contribution.  In order to provide for just and
                      ------------
equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and the Underwriter, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter in such proportions that the Underwriter is responsible for that portion represented by the underwriting compensation earned by it bears to the initial public offering price or prices and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter and each director of the Company, such officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 8.  Representations, Warranties, and Agreements to Survive
                      ------------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company and shall survive delivery of any Securities to the Underwriter.

          SECTION 9.  Termination of Agreement.  You may terminate the Terms
                      ------------------------
Agreement, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Regis-tration Statement or Prospectus any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of the Company, whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Securities to be purchased pursuant to the Terms Agreement, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market such Securities or enforce contracts for the sale of such Securities, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of such Securities shall remain in effect so long as the Underwriter owns any such Securities purchased from the Company pursuant to the Terms Agreement and (B) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in
Section 6, the contribution provisions set forth in Section 7, and the provisions of Section 8 and 13 shall remain in effect.

          SECTION 10.  Notices.  All notices and other communications
                       -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at the address set forth on the first page hereof, attention Syndicate Department. Notices to the Company shall be directed to ML Asset Backed Corporation 250 Vesey Street, World Financial Center - North Tower, 10th Floor, New York, New York 10281-1310, attention of the Secretary, with a copy to the Treasurer.

          SECTION 11.  Parties.  This Agreement shall inure to the benefit
                       -------
of and be binding upon you and the Company and the Terms Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter and their respective successors. Nothing expressed or mentioned in this Agreement or the Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling person and officers and directors referred to in Sections 6 and 7 and their heirs and legal repre-sentatives any legal or equitable right, remedy or claim under or with respect to this Agreement or the Terms Agreement or any provision herein or therein contained. This Agreement and the Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and their heirs and legal representative (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 12.  Governing Law and Time.  This Agreement and the Terms
                       ----------------------
Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

          SECTION 13.  Counterparts.  This Agreement and the Terms Agreement
                       ------------
may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

                                 *    *    *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                         Very truly yours,

                         ML ASSET BACKED CORPORATION




                         By
                           -----------------------------------------------
                         Name:
                         Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By____________________________
Name:
Title:




                         ML ASSET BACKED CORPORATION
                                    ASSET
                              BACKED SECURITIES


                               TERMS AGREEMENT
                              ---------------

                                                 Dated:  ______________, 199_

To: ML Asset Backed Corporation, as depositor under the Trust Agreement to be dated as of _____________, 199_ (the "Agreement").

Re:       Underwriting Agreement dated _____________, 199_.


Series Designation:      ML Asset Backed Corporation,
------------------
                              Asset Backed Securities, Series 199_-_.


Terms of the Notes and Underwriting Compensation:
------------------------------------------------


Class              Original                Pass-Through             Price to
-----              Principal                   Rate                  Public
                    Amount                 ------------             --------
                   ---------
 __              $ __________                  ___%**                 ***
 __              $ __________                  ___%                   ***
 __              $ __________                  ___%                   ***





Terms of the Certificates and Underwriting Compensation:
-------------------------------------------------------



Class              Original                Pass-Through             Price to
-----              Principal                   Rate                  Public
                    Amount                 ------------             --------
                  ---------
 __              $ __________                  ___%**                 ***
 __              $ __________                  ___%                   ***
 __              $ __________                  ___%                   ***







Note                     [Rating             [Rating        [Rating
Rating                   Agency]             Agency]        Agency]
______                   _______             _______        -------

Class __                   __                   __             __
Class __                   __                   __             __
Class __                   __                   __             __



Certificate              (Rating             (Rating        (Rating
Rating                   Agency)             Agency)        Agency)
-----------              -------             -------        -------

Class __                   __                  __              __
Class __                   __                  __              __
Class __                   __                  __              __


Assets
------

     As described in the Prospectus.


Credit Enhancement:
------------------

[      ]


Cut-off Date:
------------

     _____________, 199_.


Distribution Date:
-----------------

[       ]

Purchase Price:
--------------

     The purchase price payable by the Underwriter for the Offered Notes and the Offered Certificates is a percentage of the principal amount of such Class, as follows:


                                 Aggregate Original               Percentage
                                      Principal                       of
Class of Notes                         Amount                      Principal
--------------                   ------------------               ----------
      __                             $ _________                  _______%   *
      __                             $ _________                         %
      __                             $ _________                         %




                                  Aggregate Original               Percentage
   Class of                            Principal                       of
 Certificates                           Amount                      Principal
 ------------                     ------------------               ----------
      __                              $ _________                  _______%   *
      __                              $ _________                         %
      __                              $ _________                         %



     * The Offered Notes and the Offered Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

     The undersigned represents and agrees that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date referred to below, will not offer or sell any Offered Notes or Offered Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any documents received by it in connection with the issue of the Offered Notes or Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.
                                *     *     *


Closing Date and Location:
-------------------------

     ______________, 199_ at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                              MERRILL LYNCH & CO.,
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



                              By:_____________________________
                              Name:
                              Title:
ACCEPTED:

ML ASSET BACKED CORPORATION



By:__________________________
Name:
Title: